Micromet Reports First Quarter 2010 Financial Results

- Company to host conference call today at 8:30 AM ET to review financial results and recent corporate progress -

Bethesda, MD, May 5, 2010 – Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company focused on the development and commercialization of next-generation antibodies for the treatment of cancer, today announced its financial results for the first quarter ended March 31, 2010.

"With the proceeds from our recent financing,  we are well-positioned to conduct the planned European pivotal study of blinatumomab in patients with acute lymphoblastic leukemia and other studies intended to support its use as a key component of the standard of care in this indication," said Christian Itin, Ph.D., Micromet's President and Chief Executive Officer.  ”Our new collaboration with Boehringer Ingelheim is an important step toward our goal to develop a hemato-oncology franchise, with now three BiTE antibodies in research and development that have the potential to address the majority of hematological cancers.”

First Quarter and Recent Highlights:

•
Strengthened our balance sheet – In March the Company completed an underwritten public offering of 11.5 million shares of its common stock at a public offering price of $7.00 per share.  The Company received net proceeds from the offering of approximately $75.4 million.

•
Highlighted the breadth and potency of our BiTE antibody platform - At the April 2010 American Association for Cancer Research Annual Meeting, the Company and its collaborators reported pre-clinical data characterizing new BiTE antibodies targeting eleven tumor-associated antigens, including CEA, EGFR, IGFR-1, cMet and FAP-alpha.

•
Achieved a milestone under our BiTE antibody collaboration with Bayer Schering Pharma - In April the Company announced that it had achieved a milestone under its collaboration agreement with Bayer Schering Pharma AG.  The milestone was triggered by Micromet's achievement of pre-clinical proof of concept for a BiTE antibody for the treatment of solid tumors.

•
Signed a global collaboration agreement with Boehringer Ingelheim for a new BiTE antibody - In May the Company announced that it had entered into a global collaboration and license agreement with Boehringer Ingelheim for the research, development and commercialization of a new BiTE antibody for the treatment of multiple myeloma.  Under the terms of the agreement Micromet will receive an upfront cash payment of €5 million (approximately $6.6 million) and is eligible to receive development and regulatory milestone payments totaling €50 million (approximately $66 million). The agreement provides Micromet with royalties on U.S. product sales equivalent to a profit split and escalating low double-digit royalties on product sales outside the U.S.

First Quarter 2010 Reported Results
For the three months ended March 31, 2010, Micromet recognized total revenues of $6.3 million, compared to $7.5 million for the same period in 2009. Total operating expenses were $17.4 million for the three months ended March 31, 2010, compared to $12.4 million for the same period in 2009.

Loss from operations for the three months ended March 31, 2010 was $11.1 million, compared to a loss from operations of $4.9 million for the same period in 2009.

For the three months ended March 31, 2010, Micromet reported a net loss of $16.3 million, or $0.23 per basic and diluted common share, compared to a net loss of $0.3 million, or $0.01 per basic and diluted common share, for the same period in 2009.  The net loss for the three months ended March 31, 2010 includes a non-cash charge of $5.6 million, reflecting a increase during the quarter in the fair value of outstanding warrants, compared to a $4.4 million non-cash gain for this item in the first quarter of 2009.

Net cash used in operating activities was $5.6 million for the three months ended March 31, 2010 compared to $1.1 million in net cash provided by operating activities for the same period in 2009.  Micromet's cash, cash equivalents and short-term investments were $182.7 million as of March 31, 2010.

Webcast and Conference Call
Micromet management will host a conference call today at 8:30 AM ET to review the Company’s first quarter 2010 results.   To participate in the conference call, please dial 866-783-2138 (domestic) or 857-350-1597 (international) and reference the access code 84140824.  The presentation will be available via webcast at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=197259&eventID=3022673

A replay of the call will be available from 11:30 AM ET on May 5, 2010 until midnight on June 5, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 49266743. The archived webcast will be available for 30 days in the Investor Relations section of the Micromet website at www.micromet-inc.com.

About Micromet, Inc.
Micromet, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® technology, as well as conventional monoclonal antibodies. Two of Micromet's BiTE antibodies and three of its conventional antibodies are currently in clinical trials.  Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including sanofi-aventis, Bayer Schering Pharma, Merck Serono, Boehringer Ingelheim, MedImmune and Nycomed. Additional information can be found at www.micromet-inc.com

Safe Harbor Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab and other BiTE antibodies, including the development of BiTE antibodies for the treatment of hematological cancers, the conduct and timing of ongoing and future clinical trials involving these product candidates, as well as plans regarding our regulatory strategy and announcements and publication of clinical data. You are urged to consider statements that include the words "ongoing," "may," "will," "believes," "potential," "expects," "plans," "anticipates," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab or our other product candidates do not demonstrate safety and/or efficacy in future clinical trials, delays in development and testing, including the risk that we will not obtain approval to market blinatumomab or our other BiTE antibodies and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Micromet’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, to be filed with the SEC on May 5, 2010 as well as other filings by the Company with the SEC.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
Jennifer.neiman@micromet-inc.com
240-486-4413

Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	March 31, 2010	December 31, 2009
	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents	$136,631	$113,434
Short-term investments	46,092	4,169
Accounts receivable	534	464
Prepaid expenses and other current assets	1,186	2,156
Total current assets	184,443	120,223
Property and equipment, net	3,846	3,959
Goodwill	6,462	6,462
Patents, net	836	1,016
Other long-term assets	10	-
Restricted cash	3,106	3,153
Total assets	$198,703	$134,813

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,657	$6,053
Accrued expenses	12,648	16,360
Common stock warrants liability	25,851	20,244
Current portion of deferred revenue	10,238	9,838
Total current liabilities	54,394	52,495
Deferred revenue, net of current portion	16,999	13,281
Other non-current liabilities	2,023	2,196
Long-term debt obligations	-	-
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00004 par value; 150,000 shares authorized; 80,821 shares issued and outstanding at March 31, 2010 and 69,178 shares issued and outstanding December 31, 2009, respectively	3	3
Additional paid-in capital	391,699	314,627
Accumulated other comprehensive income	5,689	8,062
Accumulated deficit	(272,104)	(255,851)
Total stockholders´ equity	125,287	66,841
Total liabilities and stockholders’ equity	$198,703	$134,813

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Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Collaboration agreements	$6,040	$7,306
License fees and other	270	157
Total revenues	6,310	7,463
Operating expenses:
Research and development	12,203	8,477
General and administrative	5,220	3,899
Total operating expenses	17,423	12,376
Loss from operations	(11,113)	(4,913)
Other income (expense):
Interest expense	(87)	(76)
Interest income	115	139
Change in fair value of warrants	(5,607)	4,432
Other income (expense)	439	86
Net loss	$(16,253)	$(332)
Basic and diluted net loss per common share	$(0.23)	$(0.01)
Weighted average shares used to compute basic and diluted net loss per share	70,997	50,913

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